UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 24, 2008

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7900 Xerxes Avenue South, Suite 1800,

Minneapolis, Minnesota 55431

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 24, 2008, Apogee Enterprises, Inc. (the “Company”) announced that its Board of Directors had increased its share repurchase authorization by 750,000 shares to 2,250,000 shares; approximately 750,000 had already been purchased under the authorization. The Company also announced that during January 2008, it had purchased 200,000 shares at a total cost of approximately $3,000,000 and that after such purchases, it had remaining authority to repurchase approximately 1,500,000 shares. A copy of the press release announcing the increase in its share repurchase authorization is furnished (not filed) as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company also reaffirmed its existing full year fiscal year 2008 earnings guidance of $1.40 to $1.50 on revenue growth of 12 to 14 percent, which includes anticipated fourth quarter revenues from the acquisition of Tubelite Inc. in December 2007. The Company also announced that its fiscal 2009 earnings outlook, which includes Tubelite Inc., is for 25 to 30 percent earnings per share growth. In addition, the Company announced that the sale of its 34 percent interest in the PPG Auto Glass joint venture will not occur as expected during the fourth quarter of fiscal 2008. A copy of the press release regarding reaffirmation of the fiscal 2008 earnings guidance and announcement of the Company earnings outlook is furnished (not filed) as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Apogee Enterprises, Inc. dated January 24, 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ James S. Porter
James S. Porter
Chief Financial Officer

Date: January 25, 2008

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Apogee Enterprises, Inc. dated January 24, 2008.

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